As filed with the Securities and Exchange Commission on July 3, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2921333
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1601 Trapelo Road, Suite 170

Waltham, Massachusetts 02451

(781) 663-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Boucher

President and Chief Executive Officer

ModusLink Global Solutions, Inc.

1601 Trapelo Road, Suite 170

Waltham, Massachusetts 02451

(781) 663-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Benjamin C. Burkhart, Esq.

Christina Melendi, Esq.

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022-4689

(212) 705-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Warrants	—	—	—	—
Senior or Subordinated Debt Securities(4)	—	—	—	—
Total	—	—	$100,000,000	$12,880

(1)	There are being registered, pursuant to this registration statement, such indeterminate number of shares of common stock, par value $0.01 (the “Common Stock) and preferred stock, par value $0.01 (the “Preferred Stock”), such indeterminate principal amount of debt securities and such indeterminate amount of warrants, as may be offered at various times and at indeterminate prices, pursuant to the prospectus contained in the registration statement, with an aggregate initial offering price not to exceed $100,000,000 or the equivalent thereof in foreign currencies. The securities registered hereunder may be sold by the issuer separately, together or as units with other securities registered hereunder. There are also being registered hereunder contracts that may be issued by the registrants under which the counterparty may be required to purchase or sell the other securities registered hereunder. These contracts would be issued together with securities registered hereunder. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of debt securities, preferred stock or warrants or pursuant to anti-dilution provisions thereof. If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock and Preferred Stock being registered hereunder include such indeterminate number of additional shares of Common Stock and Preferred Stock as may be offered with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount or proposed maximum aggregate offering price per unit of the securities to be registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated: July 3, 2014

PRELIMINARY PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

ModusLink Global Solutions, Inc.

1601 Trapelo Road, Suite 170

Waltham, Massachusetts 02451

(781) 663-5000

We may offer from time to time:

•	Shares of our common stock, par value $0.01 per share;

•	Shares of our preferred stock, par value $0.01 per share;

•	Warrants to purchase any of the other securities that may be sold under this prospectus;

•	Our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness; or

•	Any combination of these securities.

The securities we offer will have an aggregate public offering price of up to $100.0 million. We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “MLNK.” On July 1, 2014, the last reported sale price of our common stock on The NASDAQ Global Select Market was $3.82 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS.

SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

i

In this prospectus, except as otherwise indicated, the words “ModusLink Global Solutions” or the “Registrant” refer to ModusLink Global Solutions, Inc. and the words “the Company,” “we,” “us,” “our” and “ours” refer to ModusLink Global Solutions, Inc. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “debt securities” and “warrants” are to the common stock and preferred stock of ModusLink Global Solutions, and warrants or debt securities issued by ModusLink Global Solutions. References in this prospectus to “fiscal year” or “fiscal” refer to our financial reporting years ending on July 31 in the applicable calendar year.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Special Note Regarding Forward-Looking Statements

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Such statements include statements about our plans, strategies, prospects, changes, outlook; competition and trends in our business and the markets in which we operate; the benefits of improvements in technology used in our operations; the outcome and impact of legal proceedings; expected financial performance; the payment of dividends and other aspects of our business identified in this prospectus, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,”

“estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties. The forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date hereof. Except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments.

ModusLink Global Solutions, Inc.

Overview of the Company

ModusLink Global Solutions, through its wholly owned subsidiaries, ModusLink Corporation and ModusLink PTS, Inc., provides comprehensive supply chain and logistics services, which we refer to as supply chain management solutions, that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. We provide services to leading companies in consumer electronics, communications, computing, medical devices, software, storage and retail. Our operations are supported by a global footprint that includes more than 25 sites across North America, Europe, and the Asia Pacific region.

Over the past decade, we have expanded our services by acquiring and developing businesses focused on supply chain management services, entitlement, e-business management solutions, consumer electronics repair services and reverse logistics services. We previously operated under the names CMGI, Inc. and CMG Information Services, Inc. and were incorporated in Delaware in 1986. Our address is 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451.

Available Information

We previously operated under the names CMGI, Inc. and CMG Information Services, Inc. and were incorporated in Delaware in 1986. Our website address is www.moduslink.com. The information contained or incorporated in, or accessible through, our website is not a part of or incorporated by reference into this prospectus. Our principal executive office is located at 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, and our telephone number is (781) 663-5000.

Risk Factors

An investment in our securities involves a high degree of risk. In addition, we operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Prior to making a decision about investing in our securities, you should carefully consider, in consultation with your own financial and legal advisers, the specific risks discussed in our other filings with the SEC, including our Annual Report on Form 10-K, or 2013 Form 10-K, filed with the SEC, on October 15, 2013, and our quarterly report on Form 10-Q filed with the SEC on June 9, 2014, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. If any such event does occur, you may lose all or part of your original investment in the securities.

Ratio of Earnings to Fixed Charges

If we offer debt securities and/or preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used for general corporate purposes, which may include potential acquisitions and other strategic business opportunities. No material acquisitions are probable at this time. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

•	Shares of our common stock, par value $0.01 per share;

•	Shares of our preferred stock, par value $0.01 per share;

•	Warrants to purchase any of the other securities that may be sold under this prospectus;

•	Our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness; or

•	Any combination of these securities.

The terms of any securities offered will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Capital Stock

For purposes of this description, references to “we,” “our” and “us” refer only to ModusLink Global Solutions, Inc. and not to its subsidiaries.

The following is a summary of the rights and preferences of our common stock, preferred stock and the related provisions of our certificate of incorporation and bylaws, as each is in effect as the date hereof. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. We encourage you to read carefully this entire prospectus, our certificate of incorporation, bylaws and the other documents we refer to for a more complete understanding of our capital stock.

General

Our certificate of incorporation provides that we may issue up to 1,400,000,000 shares of common stock and 5,000,000 shares of preferred stock, both having par value $0.01 per share. As of July 1, 2014, 52,007,259 shares of common stock were issued and outstanding, which were held by 1,640 stockholders of record, and no shares of preferred stock were issued and outstanding.

Common Stock

Each holder of our common stock is entitled to:

•	one vote per share on all matters submitted to a vote of the stockholders, subject to the rights of any preferred stock that may be outstanding;

•	dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to the rights of any preferred stock that may be outstanding; and

•	a pro rata share in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock in the event of liquidation.

Holders of our common stock have no cumulative voting rights, redemption rights or preemptive rights to purchase or subscribe for any shares of our common stock or other securities. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any existing series of preferred stock and any series of preferred stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our common stock.

Delaware law requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon to authorize certain extraordinary actions, such as mergers, consolidations, dissolutions of the corporation or an amendment to the certificate of incorporation of the corporation.

Preferred Stock

General

Our board of directors has the authority, subject to any limitations prescribed by Delaware law, to issue shares of preferred stock in one or more series and to fix and determine the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any series or the designation of the series, without any further vote or action by the stockholders. Any shares of our preferred stock so issued may have priority over our common stock with respect to dividend, liquidation and other rights. Our board of directors may authorize the issuance of preferred stock with voting rights or conversion features that could adversely affect the voting power or other rights of the holders of our common stock. Although the issuance of preferred stock could provide us with flexibility in connection with possible acquisitions and other corporate purposes, under some circumstances, it could have the effect of delaying, deferring or preventing a change of control. We will describe the particular terms of any preferred stock in more detail in the applicable prospectus supplement.

Series A Junior Participating Preferred Stock

We have designated 140,000 shares of our preferred stock as Series A Junior Participating Preferred Stock, par value $0.01 per share, or “Series A Preferred”, for issuance pursuant to the exercise of rights under our Tax Plan (which is described below), none of which are outstanding. We have no current intention to issue any other shares of preferred stock. See “Tax Plan—Rights and Preferences of Preferred Stock” for a description of the terms of the Series A Preferred.

Tax Plan

In October 2011, our board of directors adopted a Tax Benefit Preservation Plan between us and American Stock Transfer & Trust Company, LLC, as rights agent.

Our board of directors adopted the Tax Plan to help preserve the value of certain deferred tax benefits, including those generated by net operating losses and certain other tax attributes (which we refer to as the Tax Benefits). Our ability to use these Tax Benefits would be substantially limited if we were to experience an

“ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (or the Code). In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of securities by stockholders owning (or deemed to own under Section 382 of the Code) five percent or more of a corporation’s securities over a rolling three-year period. The Tax Plan reduces the likelihood that changes in our investor base have the unintended effect of limiting the use of our Tax Benefits.

The Tax Plan is intended to act as a deterrent to any person acquiring shares of our securities equal to or exceeding the amount described below under “—Transfer, ‘Flip In’ and Exercise of the Rights” without the approval of our board of directors. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of our stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. Our board of directors has established procedures to consider requests to exempt certain acquisitions of our securities from the Tax Plan if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in our best interests. The Tax Plan, however, may also make it more difficult for a person to acquire more than 4.99% of our securities.

Dividend of Preferred Stock Purchase Rights

In connection with our adoption of the Tax Plan, our board of directors declared a dividend of one preferred stock purchase right (which we refer to as a Right and collectively, the Rights) for each share of our common stock outstanding at the close of business on October 28, 2011. As long as the Rights are attached to the common stock, we will issue one Right (subject to adjustment) with each new share of our common stock that is issued so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from us one ten-thousandth of a share of Series A Preferred, at a price of $20.00 per one ten-thousandth of a share of Series A Preferred, subject to adjustment as described in the Tax Plan (the “Purchase Price”).

The Purchase Price payable, and the number of shares of Series A Preferred or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred, (ii) upon the grant to holders of the Series A Preferred of certain rights, options or warrants to subscribe for or purchase Series A Preferred or convertible securities at less than the then current market price of the Series A Preferred or (iii) upon the distribution to holders of the Series A Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend paid or, in case regular periodic cash dividends have not previously been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Series A Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of convertible securities, subscription rights or warrants (other than those referred to above).

Transfer, “Flip In” and Exercise of the Rights

The Rights detach from the common stock and become exercisable: (i) at the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of our common stock (each such person, an “Acquiring Person”) or (ii) at the close of business on the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of shares of common stock equal to or exceeding 4.99% of our outstanding common stock (the earlier of (i) and (ii) being called the Distribution Date). Our board of directors may postpone the Distribution Date of the Rights under certain circumstances described in the Tax Plan.

Our board of directors may grant an exemption to any person that would otherwise become an Acquiring Person following a contemplated acquisition of stock, and that person would not be an Acquiring Person for purposes of the Tax Plan. The Tax Plan also provides that any person who beneficially owned shares of our common stock equal to or exceeding 4.99% of its outstanding common stock immediately prior to the first public announcement of the adoption of the Tax Plan, together with any affiliates and associates of that person (each referred to as an Existing Holder), shall not be deemed to be an Acquiring Person for purposes of the Tax Plan unless the Existing Holder becomes the beneficial owner of one or more additional shares of our common stock (other than pursuant to a stock dividend or distribution paid or made by us on our outstanding common stock, a split or subdivision of our outstanding common stock, any unilateral grant of any common stock by us). However, if upon acquiring beneficial ownership of one or more additional shares of common stock, the Existing Holder does not beneficially own shares of common stock equal to or exceeding 4.99% of our common stock outstanding, the Existing Holder shall not be deemed to be an Acquiring Person for purposes of the Tax Plan.

The Rights will be transferred only with the Common Stock until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights). After the Distribution Date, separate rights certificates will be issued evidencing the Rights and become separately transferable apart from the Common Stock.

Unless redeemed or exchanged earlier by us or terminated in accordance with the Tax Plan, the Rights will expire upon the earliest to occur of (i) October 17, 2014, (ii) the close of business on the effective date of the repeal of Section 382 of the Code if our board of directors determines that the Tax Plan is no longer necessary or desirable for the preservation of the Tax Benefits or (iii) the time at which our board of directors determines that the Tax Benefits are fully utilized or no longer available under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which we could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by us in any particular time period, for applicable tax purposes.

Rights and Preferences of Preferred Stock

Each share of Series A Preferred purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment in cash of $1.00 per share or, if greater, an aggregate dividend of 10,000 times the dividend, if any, declared per share of our common stock since the preceding dividend payment date. This dividend of the Series A Preferred is in preference to the dividends rights of holders of our common stock. Dividends on the Series A Preferred will begin to accrue and be cumulative from the quarterly dividend payment date prior to the issuance of the shares of Series A Preferred or, if the shares of Series A Preferred are issued before the record date for the first quarterly dividend date, from the date of issue or, if the shares of Series A Preferred are issued on a dividend date or after the record date for a dividend date, from that dividend date. Accrued but unpaid dividends will not bear interest.

Each share of Series A Preferred entitles the holder to 10,000 votes on all matters submitted to a vote of our stockholders. If, at the time of any annual meeting of us, the equivalent of six quarterly dividends (whether or not consecutive) payable on the shares of Series A Preferred are in default, the number of directors on our board of directors will be increased by two and the holders of Series A Preferred, voting as a separate class, will be entitled to vote for those two new directors. The term of office of the directors elected by the holders of the Series A Preferred will terminate when the default in the payment of dividends on the Series A Preferred ceases to exist. Except for the election of two directors following a default in payment of dividends, holders of shares of Series A Preferred will vote with holders of our common stock on all matters submitted to our stockholders for a vote.

If dividends or other distributions payable on the Series A Preferred are in arrears, we may not do any of the following until all accrued and unpaid dividends and distributions are paid in full:

•	declare or pay any dividend on stock ranking in parity with or junior to the Series A Preferred, including the common stock, except, in the case of parity stock, for dividends paid ratably to the Series A Preferred and such parity stock;

•	redeem, purchase or otherwise acquire shares of stock ranking junior to the Series A Preferred, unless the foregoing is in exchange for other shares of stock ranking junior to the Series A Preferred; or

•	redeem, purchase or otherwise acquire shares of Series A Preferred or stock ranking in parity with the Series A Preferred, except in accordance with a written offer to all holders of such stock on terms that the board of directors determines in good faith is fair and equitable to the respective series.

In the event of our liquidation, dissolution or winding up, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment of $10,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Series A Preferred will be entitled to an aggregate payment of 10,000 times the payment made per share of common stock. The holders of Series A Preferred will receive the liquidation payment prior to any payment to holders of a junior ranking stock, including the common stock.

In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of Series A Preferred will be entitled to receive 10,000 times the amount received per share of common stock. The Series A Preferred will not be redeemable. The dividend, voting, liquidation and merger rights are protected by customary anti-dilution provisions. Because of the nature of the Series A Preferred’s dividend and liquidation rights, the value of one ten-thousandth of a share of Series A Preferred purchasable upon exercise of each Right should approximate the economic value of one share of common stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Merger, Exchange or Redemption of the Rights

In the event that a Person becomes an Acquiring Person or if we were the surviving corporation in a merger with an Acquiring Person and shares of our common stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a Person has become an Acquiring Person, we were acquired in a merger or other business combination transaction or more than 50% of our assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of our then outstanding common stock, our board of directors may cause us to exchange the Rights (other than Rights owned by an Acquiring Person which will have become null and void), in whole or in part, for shares of common stock at an exchange rate of one share of common stock per Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right by our board of directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right.

Antitakeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and of Delaware Law

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Certificate of Incorporation and Bylaws

Our restated certificate of incorporation provides that:

•

the affirmative vote of the holders of at least 75% of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend, repeal or adopt certain provisions of our restated certificate of incorporation, including those relating to: the board of directors’ ability to designate preferred stock, the power of our board of directors to manage the affairs of the Company, the restriction on action by written consent of stockholders, the requirements for calling a special meeting of stockholders, the business permitted to be conducted at a special meeting, the election and removal of directors, limitations on liability and indemnification of members of the board of directors, the ability of the board of directors to consider certain factors in addition to potential economic benefit to stockholders in evaluating certain potential transactions, restrictions on purchases of shares of the Company’s stock from beneficial owners of 5% or more of our outstanding shares of stock entitled to vote generally in the election of directors, requirements with respect to business combinations, amendments to the bylaws of the Company, and amendments to the requirement for an affirmative vote of the holders of at least 75% of our outstanding shares of stock entitled to vote generally in the election of directors with respect to each of the foregoing;

•	any action required or permitted to be taken by our stockholders must be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders;

•	special meetings of our stockholders may be called only (i) by the Chairman of our board of directors, (ii) pursuant to a resolution approved by a majority of our entire board of directors, or (iii) pursuant to a written request of the holders of 20% of our outstanding shares of stock entitled to vote generally in the election of directors;

•	the business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting (i) by the Chairman of our board of directors, or (ii) at the request of a majority of the entire board of directors, or (iii) as specified in the written request of the holders of 20% of our outstanding shares of stock entitled to vote generally in the election of directors;

•	our board of directors is divided into three classes, and only the class of directors whose terms are ending in any given year will be elected by plurality vote at our annual meeting;

•	subject to the rights of the holders of any class or series of stock having a preference expressly vested in it, newly created directorships resulting from any increase in the number of directors and any vacancy on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office;

•	subject to the rights of the holders of any class or series of stock having a preference expressly vested in it, the removal of a director requires the affirmative vote of holders of 75% of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class;

•	our bylaws may be amended only by a majority of our entire board of directors or by the affirmative vote of the holders of 75% of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; and

•	unless a Business Combination (as defined below) shall have been approved by the affirmative vote of not less than a majority of the entire board of directors, any Business Combination shall require the affirmative vote of the holders of record of outstanding shares representing at least 75% of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. “Business Combination” means (a) any merger or consolidation of us or any subsidiary; or (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or more than 10% of our total assets or the assets of any of our subsidiaries, as of the end of our recent fiscal year ending prior to the time the determination is made; or (c) the issuance or transfer by us or any of our subsidiaries (in one transaction or a series of transactions) of any securities of us or any subsidiary; or (d) the adoption of any plan or proposal for the liquidation or dissolution of us, or any spin-off or split-up of any kind of us or any subsidiary; or (e) any reclassification of securities (including any reverse stock split), or recapitalization of us, or any merger or consolidation of us with any subsidiary or any other transaction which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any subsidiary, or (ii) any class of securities of us or any subsidiary convertible into equity securities of the Corporation or any subsidiary; or (f) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (a) through (e).

These provisions could prevent or delay a change of control of us, changes in our board of directors or the consideration of a stockholder proposal until the next annual meeting.

Our fourth amended and restated bylaws provide:

•	for a procedure by which holders of 20% of our outstanding shares of stock entitled to vote generally in the election of directors may call a special meeting;

•	for an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors, as well as for other stockholder proposals to be considered at annual meetings of stockholders; and

•	the bylaws may be amended only by a majority of our entire board of directors (without stockholder consent) or by the affirmative vote of the holders of 75% of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

These provisions may preclude a third party from removing incumbent directors and gaining control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law, or DGCL, generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation’s voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15% or more of the corporation’s voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to our company.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “MLNK.”

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co. We plan to retain the same transfer agent and registrar for any series of our preferred stock.

Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, debt, common stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

•	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities or number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

Description of Debt Securities

We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, if any information contained in a prospectus supplement contradicts the information below, you should rely on information in the prospectus supplement.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture”. An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described later under “—Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Unless otherwise specified in a prospectus supplement the debt securities will be direct unsecured obligations of ModusLink Global Solutions.

Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information,” below, for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

General

Each series of debt securities, unless otherwise specified in the prospectus supplement, will be unsecured obligations of ModusLink Global Solutions. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

Any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of ModusLink Global Solutions;

•	the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

•	the price or prices at which ModusLink Global Solutions will offer the debt securities;

•	if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	if other than U.S. dollars, the currency or currencies of the debt securities;

•	whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	if the denominations in which the offered debt securities will be issued are other than denominations of $1,000 or any integral multiple of $1,000;

•	the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the events of default or covenants contained in the indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	subordination provisions, if any, that will apply, to the extent different from those set forth below;

•	the form of note or other instrument representing the debt if not issued in book entry form; and

•	any other terms of the debt securities.

Covenants

The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

•	the incurrence of additional debt by us and our subsidiaries;

•	the making of various payments, including dividends, by us and our subsidiaries;

•	our business activities and those of our subsidiaries;

•	the issuance of other securities by our subsidiaries;

•	asset dispositions;

•	sale-leaseback transactions;

•	transactions with affiliates;

•	a change of control;

•	the incurrence of liens; and

•	mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of indenture securities. See “—Resignation of Trustee,” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries.

If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

•	if we fail to pay when due any amounts on any senior indebtedness;

•	if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

•	in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which it may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities:

•	default for 30 days in the payment when due of interest on the debt securities;

•	default in payment when due of the principal of or any premium on the debt securities;

•	default in the performance or breach of various covenants after applicable notice and/or grace period; and

•	various events of bankruptcy or insolvency with respect to us.

The applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to ModusLink Global Solutions (and to the trustee if given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to ModusLink Global Solutions and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable debenture.

The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.

With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

•	such direction shall not be in conflict with any rule of law or with the indenture;

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

•	the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series not consenting.

No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

o	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

o	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

o	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that ModusLink Global Solutions and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections, and legal compliance purposes, including as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not adversely affect the interests thereunder of any holder;

•	to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence the succession of another person to ModusLink Global Solutions and that person’s assumption of ModusLink Global Solutions’s covenants;

•	to add to ModusLink Global Solutions’s covenants;

•	to add any additional events of default;

•	to secure the debt securities;

•	to establish the form or terms of debt securities;

•	to evidence the appointment of a successor trustee under the indenture;

•	to close the indenture with respect to authentication and delivery of additional series of debt securities; or

•	to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities.

The indenture will provide that ModusLink Global Solutions and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby,

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or interest on, any debt security;

•	reduce the amount of a debt security’s principal that would be due and payable upon a declaration of acceleration, following a default:

•	change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

•	adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

•	reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the state of New York.

Concerning the Trustee

The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

•	we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

•	such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of ModusLink Global Solutions;

•	we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of ModusLink Global Solutions’s exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

•	ModusLink Global Solutions has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Global Securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

•	if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

•	if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

•	if we determine that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under “Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in The City of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Bingham McCutchen LLP, New York, New York.

Experts

The consolidated financial statements of ModusLink Global Solutions, Inc. and subsidiaries as of July 31, 2013 and 2012, and for each of the years in the three year period ended July 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of July 31, 2013, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ModusLink Global Solutions.

We make available, free of charge on our Web site, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our Web site at http://www.moduslink.com — select the “Investor Relations” link and then the “Annual Reports” and “SEC Filings” links.

We also make available, free of charge on our Web site, the charters of the Audit Committee, Human Resources and Compensation Committee, Nominating and Corporate Governance Committee, as well as the Code Conduct and Corporate Governance Guidelines. These documents are posted on our Web site at http://www.moduslink.com — select the “Investor Relations” link and then the “Governance” link.

Copies of any of the above-referenced documents will also be made available, free of charge, upon written request to: ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, Attention: Investor Relations, (781) 663-5000.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The documents we have incorporated by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2013, filed on October 15, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2013, January 31, 2014 and April 30, 2014, filed on December 10, 2013, March 3, 2014 and June 9, 2014, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, filed on October 29, 2013 (those portions incorporated by reference into our Annual Report on Form 10-K);

•	Our Current Reports on Form 8-K filed on August 16, 2013, September 26, 2013, October 15, 2013, November 8, 2013, December 10, 2013, December 18, 2013, December 26, 2013, January 16, 2014, January 17, 2014, February 13, 2014, March 6, 2014, March 11, 2014, March 13, 2014, March 18, 2014, April 8, 2014, April 9, 2014, April 21, 2014, May 5, 2014 and June 23, 2014; and

•	The description of our common stock contained in our registration statement on Form 8-A, dated January 11, 1994, and any other amendment or report filed for the purpose of updating such description.

Any future filings ModusLink Global Solutions makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

We will provide a copy of the documents we incorporate by reference or refer to in this prospectus, at no cost, to any person that receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, Attention: Investor Relations, (781) 663-5000.

You should read the information in this prospectus together with the information in the documents incorporated by reference.

Until                     , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$100,000,000

ModusLink Global Solutions, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Prospectus

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$12,880
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Federal Tax Expenses	*
Blue Sky Fees and Expenses	*
Printing and Engraving Fees	*
Miscellaneous	*
TOTAL	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

ModusLink Global Solutions, Inc.

ModusLink Global Solution’s Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or DGCL. Article Ninth of our Certificate of Incorporation states that our Company shall, to the full extent permitted by Section 145 of the DGCL as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) incurred by an officer or director in defending any civil, criminal, administrative, investigative or other action, suit or proceeding, whether threatened, pending or completed, including appeals.

In addition, we have entered into customary indemnity agreements with each of our directors and executive officers.

Item 16. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	By-Laws of ModusLink Global Solutions, Inc. (1)

3.4	Certificate of Incorporation of ModusLink Global Solutions, Inc. (2)

4.2	Form of Senior or Subordinated Indenture**

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Certificate of Designation of Preferred Stock*

4.6	Form of Certificate for Preferred Stock*

4.7	Form of Warrant*

4.8	Form of Warrant Agreement*

5.1	Opinion of Bingham McCutchen LLP**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)**

24	Power of Attorney (included on signature page hereto)**

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to our Current Report on Form 8-K filed by the Registrant with the SEC on June 23, 2014.

(2)	Incorporated by reference to the same-numbered exhibit to our Current Report on Form 8-K filed by the Registrant with the SEC on September 29, 2008.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(iv) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(v) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(vi) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(vii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(viii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(ix) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 3, 2014.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/s/ JOHN J. BOUCHER
Name: John J. Boucher Title: President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ JOSEPH B. SHERK
Name: Joseph B. Sherk Title: Principal Financial and Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Boucher and Joseph B. Sherk, and each or either of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN J. BOUCHER John J. Boucher	President, Chief Executive Officer (Principal Executive Officer)

/s/ JOSEPH B. SHERK Joseph B. Sherk	Principal Financial and Accounting Officer

/s/ ANTHONY BERGAMO Anthony Bergamo	Director

/s/ JEFFREY J. FENTON Jeffrey J. Fenton	Director

/s/ GLEN M. KASSAN Glen M. Kassan	Director

/s/ PHILIP E. LENGYEL Philip E. Lengyel	Director

/s/ WARREN G. LICHTENSTEIN Warren G. Lichtenstein	Chairman of the Board and Director

/s/ JEFFREY S. WALD Jeffrey S. Wald	Director

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	By-Laws of ModusLink Global Solutions, Inc. (1)

3.4	Certificate of Incorporation of ModusLink Global Solutions, Inc. (2)

4.2	Form of Senior or Subordinated Indenture**

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Certificate of Designation of Preferred Stock*

4.6	Form of Certificate for Preferred Stock*

4.7	Form of Warrant*

4.8	Form of Warrant Agreement*

5.1	Opinion of Bingham McCutchen LLP**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)**

24	Power of Attorney (included on signature page hereto)**

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to our Current Report on Form 8-K filed by the Registrant with the SEC on June 23, 2014.

(2)	Incorporated by reference to the same-numbered exhibit to our Current Report on Form 8-K filed by the Registrant with the SEC on September 29, 2008.